Exhibit 16.2

January 11, 2001

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, NW

Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments relating to Deloitte & Touche LLP in Item 4 of Form 8-K of Stage Stores, Inc. dated January 11, 2001.

Very truly yours,

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

31150-132/454390_1